Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on January 20, 2009

Registration No. 333-156707

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

FORM F-10

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pan American Silver Corp.
(Exact name of Registrant as specified in its charter)

British Columbia (Province or Other Jurisdiction of Incorporation or Organization)	1044 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

1500-625 Howe Street
Vancouver, British Columbia
Canada V6C 2T6
(604) 684-1175
(Address and telephone number of Registrant's principal executive offices)

CT Corporation
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, address and telephone number of agent for service in the United States)

Copies to:

Riccardo A. Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Fred R. Pletcher, Esq. Borden Ladner Gervais LLP 1200 Waterfront Centre, 200 Burrard Street P.O. Box 48600 Vancouver, British Columbia, Canada V7X 1T2 (604) 687-5744

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	At some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	After the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended (the "Securities Act"), or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

SHORT FORM BASE SHELF PROSPECTUS

New Issue	January 20, 2009

PAN AMERICAN SILVER CORP.

US$200,000,000

Common Shares
Debt Securities
Warrants
Subscription Receipts

        Pan American Silver Corp. (the "Company") may offer for sale, from time to time, common shares ("Common Shares"), debt securities ("Debt Securities"), warrants to purchase Common Shares or Debt Securities ("Warrants") or subscription receipts, which entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Common Shares, Warrants or Debt Securities of the Company or any combination thereof ("Subscription Receipts") (collectively, the "Securities") or any combination of such Securities in one or more offerings, up to an aggregate initial offering price of US$200,000,000 (or its equivalent in Canadian dollars or any other currency or currency unit used to denominate the Securities), during the 25-month period that this short form base shelf prospectus (the "Prospectus"), including any amendments hereto, remains valid. The specific terms of the Securities in respect of which this Prospectus is being delivered, will be set forth in a shelf prospectus supplement (a "Prospectus Supplement") and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, currency or the currency unit for which such Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any redemption terms, any sinking fund provisions, any exchange or conversion terms, whether payment on the Debt Securities will be senior or subordinated to the Company's other liabilities and obligations and any other specific terms; (iii) in the case of Warrants, the designation, number and terms of the Common Shares or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; and (iv) in the case of Subscription Receipts, the designation, number and terms of the Common Shares, Warrants or Debt Securities receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

        The Company is permitted under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference in this Prospectus have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), and are subject to Canadian auditing and auditor independence standards. As a result, these financial statements may not be comparable to financial statements of U.S. companies.

(cover page continued on next page)

        Owning securities may subject you to tax consequences both in Canada and the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

        Your ability to enforce civil liabilities under the U.S. federal securities laws may be affected adversely because the Company is incorporated in Canada, some of the Company's officers and directors and the experts named in this Prospectus are Canadian residents, and a substantial portion of the Company's assets and the assets of those officers, directors and experts are located outside of the United States.

        Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities regulator has approved or disapproved the Securities offered hereby or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

        Investing in the Securities involves a high degree of risk. You should carefully read the "Risk Factors" section beginning on page 30 of this Prospectus.

        All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

        The Company may offer and sell Securities to or through underwriters or dealers, directly to one or more purchasers pursuant to applicable statutory exemptions, or through agents designated from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of Securities and will set forth the plan of distribution for such Securities, including the proceeds to the Company and any fees, discounts, concessions or other compensation payable to the underwriters, dealers or agents, and any other material terms of the plan of distribution. In connection with any underwritten, offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which may exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution".

        No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

        The Common Shares of the Company are listed on the Toronto Stock Exchange (the "TSX") and the Nasdaq Stock Market ("Nasdaq"). On January 19, 2009, the closing price of the Common Shares on the TSX was Cdn$19.88 per Common Share. On January 16, 2009, the last trading day on the Nasdaq prior to the filing of this Prospectus, the closing price of the Common Shares on Nasdaq was US$15.80 per Common Share. There is currently no market through which Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See "Risk Factors".

        Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement of which this Prospectus forms a part. The Company has not authorized anyone to provide different or additional information. The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. Prospective investors should assume that the information contained in this Prospectus or any applicable Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of the Securities. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

        Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference in this Prospectus or any applicable Prospectus Supplement were obtained from market research, publicly available information and industry publications. The Company believes that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. The Company has not independently verified this information, and does not make any representation as to the accuracy of this information.

        In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to "Pan American" and the "Company" refer to Pan American Silver Corp., either alone or together with its subsidiaries.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the Provinces and Territories of Canada, which have also been filed with, or furnished to, the SEC. Copies of the documents incorporated by reference in this Prospectus may be obtained on request without charge from the General Counsel and Secretary of the Company at 1500-625 Howe Street, Vancouver, British Columbia, V6C 2T6 (telephone: (604) 684-1175). These documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval ("SEDAR"), which can be accessed at www.sedar.com. For the purpose of the Province of Québec, this simplified prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent record may be obtained from the General Counsel and Secretary of the Company at the above-mentioned address and telephone number.

        The following documents, filed with the securities commissions or similar regulatory authorities in each of the Provinces and Territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

  (a)
  the Annual Information Form of the Company, dated March 31, 2008;

  (b)
  the audited consolidated financial statements of the Company and the notes thereto as at and for the years ended December 31, 2007 and 2006, together with the auditors' report thereon;

  (c)
  management's discussion and analysis of financial condition and results of operations for the years ended December 31, 2007 and 2006;

  (d)
  the unaudited interim consolidated financial statements of the Company and the notes thereto for the three and nine month periods ended September 30, 2008 and 2007 as filed on SEDAR on November 13, 2008;

  (e)
  the supplemental financial information relating to the reconciliation of the Company's unaudited interim consolidated financial statement for the three and nine months ended September 30, 2008 and 2007 to U.S. GAAP in accordance with Item 18 of Form 20-F;

  (f)
  management's discussion and analysis of financial condition and results of operations for the three and nine month periods ended September 30, 2008 and 2007;

  (g)
  the information circular of the Company, dated April 10, 2008, in connection with the Company's May 11, 2004 annual general meeting of shareholders; and

  (h)
  a material change report of the Company, dated February 21, 2008, relating to the disclosure of unaudited financial and operating results for the fourth quarter and fiscal year ended December 31, 2007 and providing an update on production, operations and outlook for 2008.

        Any documents of the types referred to in the preceding paragraph (excluding confidential material change reports) or of any other type required to be incorporated by reference into a short form prospectus pursuant to National Instrument 44-101—Short Form Prospectus Distributions that are filed by the Company with a securities commission or similar authority in Canada after the date of this Prospectus and prior to the termination of the offering under any Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus. Any document filed by the Company with the SEC or Report of Foreign Private Issuer on Form 6-K furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus shall also be deemed to be incorporated by reference into this Prospectus if and to the extent provided in such document.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of material fact or an omission to state a material fact that is required to be stated or is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

        A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

        Upon a new annual information form and related annual financial statements being filed by the Company with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, material change reports and information circulars and all Prospectus Supplements filed prior to the commencement of the Company's financial year in which the new annual information form was filed shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        Certain of the statements included or incorporated by reference in this Prospectus constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian provincial securities laws. All statements, other than statements of historical fact are forward-looking statements or information. When used in this Prospectus and the documents incorporated by reference herein, the words "anticipate", "believe", "estimate", "expect", "target", "plan", "forecast", "budget", "may", "schedule" and similar words or expressions, identify forward-looking statements or information. These forward-looking statements or information relate to, among other things:

  •
  the price of silver and other metals;

  •
  the sufficiency of the Company's current working capital, anticipated operating cash flow or its ability to raise necessary funds;

  •
  the accuracy of mineral reserve and resource estimates and estimates of future production and future cash and total costs of production at Quiruvilca, Huaron, Morococha, La Colorada, Alamo Dorado, Manantial Espejo or other properties;

  •
  estimated production rates for silver and other payable metals produced by the Company, timing of production and the cash and total costs of production at each of the Company's properties;

  •
  the estimated cost of and availability of funding for ongoing capital, replacement, improvement or remediation programs;

  •
  the estimated cost of construction, development and ramp-up of Manantial Espejo, San Vicente or other projects;

  •
  the estimates of expected or anticipated economic returns from a mining project, as reflected in feasibility studies or other reports prepared in relation to development of projects;

  •
  estimated exploration expenditures to be incurred on the Company's various silver exploration properties;

  •
  compliance with environmental, health, safety and other laws and regulations;

  •
  the effects of laws, regulations and government policies affecting the Company's operations;

  •
  forecast non-operating spending;

  •
  future sales of the metals, concentrates or other products produced by the Company;

  •
  continued access to necessary infrastructure, including without limitation access to power, lands and roads to carry on activities as planned; and

  •
  the Company's plans and expectations for its properties and its fourth quarter financial results as described under "Recent Developments".

These statements reflect the Company's current views with respect to future events and are necessarily based upon a number of assumptions and estimates that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors, both known and unknown, could cause actual results, performance or achievements to be materially different from the results, performance or achievements that are or may be expressed or implied by such forward-looking statements or information including, without limitation: fluctuations in the spot and forward price of silver, gold, base metals or certain other commodities (such as natural gas, fuel oil and electricity); fluctuations in the currency markets (such as the Peruvian sole and Mexican peso versus the U.S. dollar); changes in national and local government, legislation, taxation, controls, regulations and political or economic developments in Canada, Peru, Mexico, Argentina, Bolivia, the United States or other countries in which the Company may carry on business in the future; operating or technical difficulties in connection with mining or development activities; risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins and flooding); inadequate insurance, or inability to obtain insurance, to cover these risks and hazards; employee relations; availability and increasing costs associated with mining inputs and labor; the speculative nature of mineral exploration and development, including the risks of obtaining necessary licenses and permits; diminishing quantities or grades of mineral reserves as properties are mined; business opportunities that may be presented to, or pursued by, the Company; the Company's ability to successfully integrate acquisitions; challenges to the Company's title to properties; and the factors identified under the caption "Risk Factors" in this Prospectus, in the Company's Annual Information Form, dated March 31, 2008, under the caption "Risks Relating to Pan American's Business" and in the management's discussion and analysis of financial condition and results of operations for the years ended December 31, 2007 and 2006 under the caption "Risks and Uncertainty". Investors are cautioned against attributing undue certainty to forward-looking statements or information. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be anticipated, estimated or intended. The Company does not intend, and does not assume any obligation, to update these forward-looking statements or information to reflect changes in assumptions or changes in circumstances or any other events affecting such statements or information, other than as required by applicable law.

 CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING
ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES

        This Prospectus has been, and any Prospectus Supplement will be, prepared in accordance with the requirements of Canadian provincial securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included in this Prospectus and any Prospectus Supplement have been, and will be, prepared in accordance with Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum classification system. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

        Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained in or incorporated by reference into this Prospectus and any Prospectus Supplement may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, these documents use the terms "measured resources", "indicated resources" and "inferred resources". U.S. investors are advised that, while such terms are recognized and required by Canadian securities laws, the SEC does not recognize them. Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. U.S. investors are cautioned not to assume that any part of a "measured resource" or "indicated resource" will ever be converted into a "reserve". U.S. investors should also understand that "inferred resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of "inferred resources" exist, are economically or legally mineable or will ever be upgraded to a higher category. Under Canadian securities laws, estimated "inferred resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces" in a mineral resource is permitted disclosure under Canadian securities laws. However, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade, without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

CERTAIN AVAILABLE INFORMATION

        The Company has filed with the SEC a registration statement on Form F-10 (the "Registration Statement") under the United States Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which constitutes a part of that Registration Statement, does not contain all of the information set forth in such Registration Statement and its exhibits, to which reference is made for further information. See "Documents Filed as Part of the U.S. Registration Statement".

        The Company is subject to the informational reporting requirements of the Exchange Act, and in accordance therewith files reports and other information with the SEC. Under a multi-jurisdictional disclosure system adopted by the United States, the Company is permitted to prepare such reports and other information in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery rules contained in Section 16 of the Exchange Act. Under the Exchange Act, the Company is not required to publish financial statements as frequently or as promptly as U.S. companies.

        The Company files annual reports with the SEC on Form 40-F, which includes:

  •
  the Company's Annual Information Form;

  •
  management's discussion and analysis of financial condition and results of operations;

  •
  the Company's consolidated financial statements, which have been prepared in accordance with Canadian GAAP and reconciled to generally accepted accounting principles in the United States ("U.S. GAAP"); and

  •
  other information specified by the Form 40-F.

        The Company also furnishes the following types of information to the SEC under cover of Form 6-K:

  •
  material information the Company otherwise makes publicly available in reports that it files with securities regulatory authorities in Canada;

  •
  material information that the Company files with, and which is made public by, the TSX; and

  •
  material information that the Company distributes to its shareholders in Canada.

        Investors may read and copy any document the Company files with, or furnishes to, the SEC at the SEC's public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Copies of the material can also be obtained from the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Certain of the Company's filings are also electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is common known by the acronym EDGAR, and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

        The Company presents its consolidated financial statements in United States dollars. All references in this Prospectus to "dollars", "$" or "US$" are to United States dollars and all references to "Cdn$" are to Canadian dollars, unless otherwise noted. Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this Prospectus have been prepared in accordance with Canadian GAAP, which differ in certain significant respects from U.S. GAAP. For a description of the material differences between Canadian GAAP and U.S. GAAP as they relate to the Company's financial statements, see note 20 to the Company's audited consolidated financial statements for the years ended December 31, 2007 and 2006 and the supplemental financial information relating to the reconciliation of the Company's unaudited financial statements for the three and nine months ended September 30, 2008 and 2007, which are incorporated by reference into this Prospectus.

        The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average (based on the exchange rate on the last day of each month during such period) exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rates for U.S. dollars reported by the Bank of Canada).

	Nine Months Ended September 30, 2008		Nine Months Ended September 30, 2007		Year Ended December 31,
					2007		2006		2005
High	Cdn$	1.0796	Cdn$	1.1853	Cdn$	1.1853	Cdn$	1.1726	Cdn$	1.2704
Low		0.9719		0.9963		0.9170		1.0990		1.1507
Average		1.0184		1.1049		1.0748		1.1342		1.2116
End of Period		1.0599		0.9963		0.9981		1.1653		1.1659

        On January 19, 2009, the noon buying rate reported by the Bank of Canada was $1.00 = Cdn $1.2521.

THE COMPANY

        Pan American is a company existing under the Business Corporations Act (British Columbia). The Company's head office is located at 1500 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6 and its registered and records office is located at 900 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, V7X 1T2.

BUSINESS OF THE COMPANY

        Pan American is principally engaged in the exploration for, and the acquisition, development and operation of, silver producing properties and assets. Pan American's principal product is silver, although copper, zinc, lead and gold are also produced and sold. At present, Pan American carries on mining operations in Mexico, Peru, Argentina and Bolivia, and has control over non-producing silver resources in the United States. Exploration work is carried out in all of the aforementioned countries, as well as elsewhere throughout the world.

RECENT DEVELOPMENTS

        The Company achieved a new annual silver production record of 18.7 million ounces in 2008. This represents silver production growth of 9% as compared to 2007 and is within 1% of the Company's 2008 forecast. Cash costs for the year are estimated to be in the range of $5.75 to $6.10 per ounce of silver produced, net of by-product credits. During the fourth quarter of 2008, the Company produced approximately 4.6 million ounces of silver at an estimated cash cost in the range of $7.75 to $8.25 per ounce. Cash costs in the fourth quarter were adversely affected by significantly reduced by-product metal prices; costs escalation, particularly in connection with energy and labour; and severance and related employee redundancy costs.

        The Company's Manantial Espejo mine in Argentina commenced production of silver and gold with the pouring of its first doré on December 29, 2008. Construction of the mine is substantially complete and the mill start-up activities, which began in late November, are underway, including achievement of the first production of silver and gold doré. Open pit and underground mining continues, and previously stockpiled ore is currently being fed into the processing circuit. To the end of December 2008, approximately 10,000 ounces of silver and 230 ounces of gold had been poured. Another 65,000 ounces of silver and 1,200 ounces of gold remained in precipitate as at the end of 2008 and should be poured into doré and shipped by mid-January 2009. The initial commissioning and ramp-up of the plant is progressing well and the Company expects the plant to reach design capacity of 2,000 tonnes per day by the end of the first quarter of 2009.

        The Company's San Vicente expansion project in Bolivia is also nearing mechanical completion, with the commissioning team in place. Efforts are now focused on finishing the installation of the SAG and ball mills, electrical systems and instrumentation, and the main water supply pumping system. The tailings dam, the crushing plant, the flotation circuits, and the thickening and filtration circuits are essentially complete. Expansion of the underground mine is also underway, with the development of new mechanized zone in the Litoral vein well advanced. The Company expects commissioning activities to begin late January 2009 with the first ore expected to be fed to the plant in February 2009.

        After a detailed review of all its mines, the Company has decided to initiate the process necessary to suspend operations at its Quiruvilca mine in Peru during 2009. Quiruvilca has been in operation for over 80 years and more recently has become increasingly reliant on base metal production, particularly zinc. Declining base metal prices have rendered current reserves uneconomic. Quiruvilca contributed less than 8% to the Company's total silver production in 2008 and was expected to contribute even less, on a percentage basis, in 2009. The Company intends to significantly reduce underground development, maximize existing developed ore and prioritize the most cost efficient areas of the mine while methodically preparing the mine for a period of care and maintenance. These activities are expected to take approximately six to eight months to complete. As a result of this decision to suspend operations, in the fourth quarter of 2008 the Company expects to write-down the remaining carrying value of the mine of approximately $12.4 million.

        The Company anticipates that, when released in mid-February, its fourth quarter financial results will be negatively impacted by several atypical charges in addition to the Quiruvilca write-down. These will likely include: 1) negative provisional pricing adjustments of approximately $8.8 million for concentrate shipments made in the third quarter but where pricing had not yet been settled, 2) a foreign currency loss of approximately $8.6 million, primarily due to holding Canadian dollar cash balances while the U.S. dollar strengthened, 3) a mark to market and realized loss of $12.1 million on the Company's foreign exchange forward positions for Peruvian Soles and Mexican Pesos which are used to pay local in-country operating expenses, partially offset by a mark to market and realized gain of $6.4 million on the Company's zinc and lead forward sales positions, and 4) an estimated $1.1 million charge for employee reduction programs. It should be noted that all of the above charges are current estimates and are subject to further adjustments during the upcoming 2008 year end accounting close, which will include the usual assessment of the carrying values of all the Company's assets.

        After absorbing these anticipated expenses, the Company expects to end 2008 with cash and short-term investments of approximately $34 million, working capital in excess of $115 million, no debt, an un-drawn $70 million credit facility for strategic corporate development opportunities, and nearly all of its capital expenditures at Manantial Espejo and San Vicente completed.

        Technical information contained in this section has been reviewed by Michael Steinmann, P.Geo., Executive Vice President Geology & Exploration, and Martin Wafforn, P.Eng., VP Technical Services, who are the Company's qualified persons for the purpose of NI 43-101.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of Securities will be used by the Company for acquisitions, development of existing or acquired mineral properties, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes. The Company may, from time to time, issue common shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

 EARNINGS COVERAGE

        The following consolidated financial earnings coverage ratios are calculated for the year ended December 31, 2007 and the 12-month period ended September 30, 2008 and give effect to all long-term financial liabilities of Pan American and the repayment, redemption or retirement thereof since those dates, respectively. The earnings coverage ratios and the amount of earnings and interest expense set forth below do not purport to be indicative of earnings coverage ratios for any future periods. The deficiency figures and coverage ratios have been calculated based on Canadian GAAP. These coverage ratios, earnings or interest expenses do not give effect to the issuance of any Debt Securities that may be issued pursuant to this Prospectus and any Prospectus Supplement, since the aggregate principal amounts and the terms of such Debt Securities are not presently known.

	12 Months Ended September 30, 2008	Year Ended December 31, 2007
Earnings coverage (1)	115 x	165 x

(1)
Earnings coverage ratio is equal to net income before interest expense and income taxes divided by interest expense on all debt.

        The Company's interest expense requirements amounted to approximately $660,000 for the year ended December 31, 2007. The Company's net income before interest expense and income tax for the year ended December 31, 2007 were approximately $109,125,000, which is 165 times the Company's interest requirement.

        The Company's interest expense requirements amounted to approximately $1,029,000 for the 12 months ended September 30, 2008. The Company's net income before interest expense and income tax for the 12 months ended September 30, 2008 were approximately $118,544,000, which is 115 times the Company's interest requirement.

        If the Company offers any Debt Securities having a term to maturity in excess of one year under this Prospectus and a Prospectus Supplement, the Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such Debt Securities.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities, including, in the case of an investor who is not a resident of Canada (for purposes of the Income Tax Act (Canada)), if applicable, whether payment of principal, premium, if any, and interest will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DESCRIPTION OF SHARE CAPITAL

        The Company is authorized to issue 200,000,000 Common Shares, without par value, of which 80,786,107 are issued and outstanding as at the date of this Prospectus. There are options outstanding to purchase up to 616,259 Common Shares at prices ranging from Cdn$5.00 to Cdn$36.66. Holders of Common Shares are entitled to one vote per common share at all meetings of shareholders, to receive dividends as and when declared by the directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

DESCRIPTION OF DEBT SECURITIES

        In this description of Debt Securities section only, "Pan American" or the "Company" refer to Pan American Silver Corp. but not to its subsidiaries.

        The Company may issue Debt Securities in one or more series under an indenture (the "Indenture"), to be entered into among the Company, Computershare Trust Company of Canada, as Canadian trustee, and a U.S. trustee. The Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Business Corporation Act (British Columbia). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. For a more complete description, prospective investors should refer to the Indenture and the terms of the Debt Securities. If Debt Securities are issued, the Company will describe in the applicable Prospectus Supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should rely on information in the applicable Prospectus Supplement and not on the following information to the extent that the information in such Prospectus Supplement is different from the following information.

        The Company may issue debt securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

        The Indenture will not limit the aggregate principal amount of Debt Securities that the Company may issue under the Indenture and will not limit the amount of other indebtedness that the Company may incur. The Indenture will provide that the Company may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company. The Indenture will also permit the Company to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

        The applicable Prospectus Supplement for any series of Debt Securities that the Company offers will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

  •
  the title of the Debt Securities;

  •
  the aggregate principal amount of the Debt Securities;

  •
  the percentage of principal amount at which the Debt Securities will be issued;

  •
  whether payment on the Debt Securities will be senior or subordinated to the Company's other liabilities or obligations;

  •
  whether the payment of the Debt Securities will be guaranteed by any other person;

  •
  the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the Debt Securities and the portion (if less than the principal amount) of Debt Securities to be payable upon a declaration of acceleration of maturity;

  •
  whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

  •
  the place or places the Company will pay principal, premium, if any, and interest and the place or places where Debt Securities can be presented for registration of transfer or exchange;

  •
  whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether and on what terms the Company will have the option to redeem the Debt Securities rather than pay the additional amounts;

  •
  whether the Company will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

  •
  whether the Company may redeem the Debt Securities prior to maturity and the terms and conditions of any such redemption;

  •
  the denominations in which the Company will issue any registered Debt Securities, if other than denominations of US$1,000 and any multiple of US$l,000 and, if other than denominations of US$5,000, the denominations in which any unregistered debt security shall be issuable;

  •
  whether the Company will make payments on the Debt Securities in a currency or currency unit other than U.S. dollars or by delivery of the Company's common shares or other property;

  •
  whether payments on the Debt Securities will be payable with reference to any index or formula;

  •
  whether the Company will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

  •
  whether the Company will issue the Debt Securities as unregistered securities, registered securities or both;

  •
  any changes or additions to events of default or covenants;

  •
  the applicability of, and any changes or additions to, the provisions for defeasance described under "Defeasance" below;

  •
  whether the holders of any series of Debt Securities have special rights if specified events occur;

  •
  the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

  •
  provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

  •
  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

        Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require the Company to repurchase the Debt Securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or the Company has a change of control.

        The Company may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. The Company may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

        The Company may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, the Company may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

        Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Securities will be unsecured obligations and will rank equally with all of the Company's other unsecured and other subordinated debt from time to time outstanding and equally with other Debt Securities issued under the Indenture. The Indenture will provide that the Debt Securities will be subordinated to and junior in right of payment to all present and future Senior Indebtedness of Senior Indebtedness. "Senior Indebtedness" will be defined in the Indenture as: (a) all indebtedness, obligations and liabilities of the Company in respect of borrowed money, other than: (i) indebtedness evidenced by the Debt Securities; and (ii) indebtedness which, by the terms of the instrument creating or evidencing it, is expressed to rank in right of payment equally with or subordinate to the indebtedness evidenced by the Debt; (b) all obligations of the Company for the reimbursement of amounts paid pursuant to any letter of credit, banker's acceptance or similar credit transaction; and (c) all obligations of the type referred to in paragraphs (a) through (b) above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise. For greater certainty, "Senior Indebtedness" will include all indebtedness of the Company for borrowed money which is outstanding as at the date of the Indenture.

        The Company's board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of the Company's other liabilities and obligations, other than Senior Indebtedness, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

        Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

        The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

        So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

        Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        The Company expects that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depositary's Services

        If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, the Company will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee. In addition, the Company may at any time and in the Company's sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

        A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of US$1,000 and integral multiples of US$1,000 and unregistered securities will be issuable in denominations of US$5,000 and integral multiples of US$5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

        Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than global securities) will be made at the office or agency designated by the Company, or at the Company's option the Company can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.

        At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

        The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Except for certain restrictions set forth in the Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, but the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

        The Company shall not be required to:

  •
  issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

  •
  register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

  •
  exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the Indenture; or

  •
  issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation

        The Indenture will provide that the Company may not amalgamate or consolidate with or merge into or enter into any statutory arrangement with any other person or, directly or indirectly, convey, transfer or lease all or substantially all of the Company's properties and assets to another person, unless among other items:

  •
  the resulting, surviving or transferee person is organized and existing under the laws of Canada, or any province or territory thereof, the United States, any state thereof or the District of Columbia, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other country;

  •
  the resulting, surviving or transferee person, if other than the Company, assumes all of the Company's obligations under the Debt Securities and the Indenture; and

  •
  immediately after the transaction, no default or event of default under the Indenture shall have happened and be continuing.

        When such a successor person assumes the Company's obligations in such circumstances, subject to certain exceptions, the Company shall be discharged from all obligations and covenants under the Debt Securities and the Indenture.

Additional Amounts

        Unless otherwise specified in the applicable Prospectus Supplement, all payments made by or on behalf of the Company under or with respect to the Debt Securities will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Canadian Taxes"), unless the Company is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency.

        If the Company is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Debt Securities, the Company will pay as additional interest such additional amounts, (the "Additional Amounts"), as may be necessary so that the net amount received by a holder of the Debt Securities after such withholding or deduction will not be less than the amount such holder of the Debt Securities would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders of the Debt Securities, other than excluded holders (as defined herein), that are exempt from withholding but required to pay tax under Part XIII of the Income Tax Act (Canada) (the "Tax Act"), directly on amounts otherwise subject to withholding); provided, however, that no additional amounts will be payable with respect to a payment made to a holder of the Debt Securities, or an excluded holder, in respect of the beneficial owner thereof:

  •
  with which the Company does not deal at arm's length (for purposes of the Tax Act) at the time of the making of such payment;

  •
  which is subject to such Canadian Taxes by reason of the Debt Securities holder's failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes;

  •
  which is subject to such Canadian Taxes by reason of the Debt Securities holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of the Debt Securities or the receipt of payments thereunder; or

  •
  which is subject to such Canadian Taxes because it is not entitled to the benefit of an otherwise applicable tax treaty by reason of the legal nature of such holder of the Debt Securities.

        The Company will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Company will pay all taxes, interest and other liabilities which arise by virtue of any failure of the Company to withhold, deduct and remit to the relevant authority on a timely basis the full amounts required in accordance with applicable law. The Company will furnish to the holder of the Debt Securities, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company.

        The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture.

Tax Redemption

        If and to the extent specified in the applicable Prospectus Supplement, the Debt Securities of a series will be subject to redemption at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice, if (1) the Company determines that (a) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in the applicable Prospectus Supplement if any date is so specified, the Company has or will become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Debt Security of such series or (b) on or after a date specified in the applicable Prospectus Supplement, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (a) above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation shall be proposed, which, in any such case, in the opinion of counsel to the Company, will result in the Company's becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Debt Security of such series and (2) in any such case, the Company, in its business judgment, determine that such obligation cannot be avoided by the use of reasonable measures available to it; provided however, that (i) no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Debt Securities then due, and (ii) at the time such notice of redemption is given, such obligation to pay such additional amounts remains in effect.

        In the event that the Company elects to redeem the Debt Securities of such series pursuant to the provisions set forth in the preceding paragraph, the Company shall deliver to the trustees a certificate, signed by an authorized officer, stating that the Company is entitled to redeem the Debt Securities of such series pursuant to its terms.

Provision of Financial Information

        The Company will file with the trustees, within 20 days after it files or furnishes them with the SEC, copies of the Company's annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

        Notwithstanding that the Company may not remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will continue to provide the trustees:

  •
  within 20 days after the time periods required for the filing or furnishing of such forms by the SEC, annual reports on Form 40-F or Form 20-F, as applicable, or any successor form; and

  •
  within 20 days after the time periods required for the filing of such forms by the SEC, reports on Form 6-K (or any successor form), which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the TSX, whether or not the Company have any of the Debt Securities listed on such exchange. Each of such reports, to the extent permitted by the rules and regulations of the SEC, will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles provided, however, that the Company shall not be obligated to file or furnish such reports with the SEC if the SEC does not permit such filings.

Events of Default

        Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

  •
  the Company fails to pay principal of, or any premium on, or any Additional Amounts in respect of, any Debt Security of that series when it is due and payable;

  •
  the Company fails to pay interest (including Additional Amounts) payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

  •
  the Company fails to make any required sinking fund or analogous payment for that series of Debt Securities;

  •
  the Company fails to observe or perform any of the covenants described under the heading "—Merger, Amalgamation or Consolidation" for a period of 30 days;

  •
  the Company fails to comply with any of its other covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 60 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

  •
  a default (as defined in any Indenture or instrument under which the Company or one of the Company's subsidiaries has at the date of the Indenture or will thereafter have outstanding any indebtedness) has occurred and is continuing, or the Company or any of its subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such Indenture or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of US$10,000,000 and 2% of the Company's shareholders' equity will be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the "Accelerated Indebtedness"), and such acceleration will not be rescinded or annulled, or such event of default or failure to pay under such Indenture or instrument will not be remedied or cured, whether by payment or otherwise, or waived by the holders of such Accelerated Indebtedness, then (i) if the Accelerated Indebtedness will be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such Indenture or instrument, it will not be considered an event of default for the purposes of the Indenture governing the Debt Securities until 30 days after such indebtedness has been accelerated, or (ii) if the Accelerated Indebtedness will occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such Indenture or instrument, then (A) if such accelerated indebtedness is, by its terms, non-recourse to the Company or its subsidiaries, it will be considered an event of default for purposes of the Indenture governing the Debt Securities; or (B) if such accelerated indebtedness is recourse to the Company or its subsidiaries, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such Indenture or instrument in connection with such failure to pay or event of default will be applicable together with an additional seven days before being considered an event of default for the purposes of the Indenture;

  •
  certain events involving the Company's bankruptcy, insolvency or reorganization; and

  •
  any other event of default provided for in that series of Debt Securities.

        A default under one series of Debt Securities will not necessarily be a default under another series. A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

        If an event of default for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

  •
  the entire principal and interest and premium, if any, of the Debt Securities of the series; or

  •
  if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

        If an event of default relates to events involving the Company's bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

        Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

        Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to a trustee, or exercising any power conferred upon a trustee, for any series of Debt Securities.

        The Company will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults. The Company will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

        No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

  •
  the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

  •
  the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

  •
  the trustees have failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

        However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

        When the Company uses the term "defeasance", it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company's option:

  •
  the Company will be discharged from the obligations with respect to the Debt Securities of that series; or

  •
  the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture, and certain events of default will no longer apply to the Company.

        If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

        To exercise the defeasance option, the Company must deliver to the trustees:

  •
  an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

  •
  an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

  •
  a certificate of one of the Company's officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

        If the Company is to be discharged from its obligations with respect to the Debt Securities, and not just from the Company's covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

        In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

  •
  no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

  •
  the Company is not an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

  •
  other customary conditions precedent are satisfied.

Modification and Waiver

        Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more Supplemental Indentures (a "Supplemental Indenture") with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

  •
  change the stated maturity of the principal of, premium, if any, or any instalment of interest, if any, on any Debt Security;

  •
  reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any Additional Amounts;

  •
  reduce the amount of principal of a debt security payable upon acceleration of its maturity;

  •
  change the place or currency of any payment;

  •
  affect the holder's right to require the Company to repurchase the Debt Securities at the holder's option;

  •
  impair the right of the holders to institute a suit to enforce their rights to payment;

  •
  adversely affect any conversion or exchange right related to a series of Debt Securities;

  •
  change the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

  •
  reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

        The holders of a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

        The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

  •
  evidence its successor under the Indenture;

  •
  add covenants or surrender any right or power for the benefit of holders;

  •
  add events of default;

  •
  provide for unrestricted securities to become registered securities under the Indenture and make other such changes to unrestricted securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

  •
  establish the forms of the Debt Securities;

  •
  appoint a successor trustee under the Indenture;

  •
  add provisions to permit or facilitate the defeasance or discharge of the Debt Securities as long as there is no material adverse effect on the holders;

  •
  cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any;

  •
  comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the Indenture under such laws; or

  •
  change or eliminate any provisions of the Indenture where such change takes effect when there are no securities outstanding under the Indenture.

Governing Law

        The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York, except that discharge by the Canadian trustee of any of its rights, powers, duties or responsibilities hereunder shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable thereto.

The Trustees

        Any trustee under the Indenture or its affiliates may provide other services to the Company in the ordinary course of their business. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the trustee must eliminate the conflict or resign.

Resignation of Trustee

        A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Service

        In connection with the Indenture, the Company will designate and appoint CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York, 10011, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Indenture or the Debt Securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustees (whether in their individual capacity or in their capacity as trustees under the Indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

Enforceability of Judgments

        Since all or substantially all of the Company's assets, as well as the assets of most of the directors and officers of the Company, are outside the United States, any judgment obtained in the United States against the Company or certain of its directors or officers, including judgments with respect to the payment of principal on the Debt Securities, may not be collectible within the United States.

        The Company has been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein would permit an action to be brought against the Company in the Supreme Court of British Columbia on any final and conclusive monetary (or, in appropriate circumstances, non-monetary) judgment in personam of any federal or state court located in the State of New York, with respect to the enforcement of the Indenture and the Debt Securities, which was subsisting and unsatisfied, and which was not impeachable as void or voidable under New York law if: (1) the New York court rendering that judgment had jurisdiction over the Company under New York law; (2) there was a real and substantial connection between the parties, the cause of action and New York, or the Company had attorned to the jurisdiction of the New York court (and submission by the Company in the Indenture to the jurisdiction of the New York Court will be such an attornment), (3) the judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as those terms are understood under the laws of British Columbia and the federal laws of Canada applicable therein, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of that judgment would not be contrary to the British Columbia laws of general application limiting the enforcement of creditors' rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and would not constitute, directly or indirectly, the enforcement of foreign laws which the British Columbia court would characterize as revenue, expropriatory or penal; (5) that judgment did not contain a manifest error on its face; (6) the action to enforce that judgment was commenced within the appropriate British Columbia limitation period; (7) interest payable on the Debt Securities was not characterized by the British Columbia court as interest payable at a criminal rate within the meaning of s. 347 of the Criminal Code (Canada) ; and (8) that judgment did not conflict with another final and conclusive judgment in the same cause of action; except that the British Columbia court might stay the action to enforce the New York judgment if an appeal of the New York judgment was pending or time for an appeal had not expired; and except that the British Columbia court would give judgment only in Canadian dollars.

        The Company has been advised that there is doubt as to the enforceability in Canada, by a court in original actions or actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon U.S. federal securities laws.

 DESCRIPTION OF WARRANTS

General

        The Company may issue Warrants to purchase Common Shares or Debt Securities. The Company may issue Warrants independently or together with other Securities, and Warrants sold with other Securities may be attached to or separate from the other Securities. Warrants will be issued under and governed by the terms of one or more warrant indentures (each a "Warrant Indenture") between the Company and a warrant trustee (the "Warrant Trustee") that the Company will name in the relevant Prospectus Supplement. Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

        This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture. Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any Warrant Indenture relating to an offering of Warrants will be filed by the Company with the securities regulatory authorities in Canada and the United States after the Company has entered into it.

        The applicable Prospectus Supplement relating to any Warrants offered by the Company will describe the particular terms of those Warrants and include specific terms relating to the offering.

Equity Warrants

        The particular terms of each issue of equity warrants ("Equity Warrants") will be described in the applicable Prospectus Supplement. This description will include, where applicable:

  •
  the designation and aggregate number of Equity Warrants;

  •
  the price at which the Equity Warrants will be offered;

  •
  the currency or currencies in which the Equity Warrants will be offered;

  •
  the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

  •
  the number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

  •
  the designation and terms of any Securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Equity Warrants and the other Securities with which the Equity Warrants will be offered will be transferable separately;

  •
  whether the Equity Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

  •
  whether the Company will issue the Equity Warrants as global securities and, if so, the identity of the depositary of the global securities;

  •
  whether they Equity Warrants will be listed on any exchange;

  •
  material United States and Canadian federal income tax consequences of owning the Equity Warrants; and

  •
  any other material terms or conditions of the Equity Warrants.

Debt Warrants

        The particular terms of each issue of debt warrants ("Debt Warrants") will be described in the related Prospectus Supplement. This description will include, where applicable:

  •
  the designation and aggregate number of Debt Warrants;

  •
  the price at which the Debt Warrants will be offered;

  •
  the currency or currencies in which the Debt Warrants will be offered;

  •
  the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

  •
  the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

  •
  the designation and terms of any Securities with which the Debt Warrants will be offered, if any, and the number of the Debt Warrants that will be offered with each Security;

  •
  the date or dates, if any, on or after which the Debt Warrants and the other Securities with which the Debt Warrants will be offered will be transferable separately;

  •
  the terms and provisions of the Debt Securities issuable upon the exercise of the Debt Warrants;

  •
  the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

  •
  whether the Debt Warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

  •
  whether the Company will issue the Debt Warrants as global securities and, if so, the identity of the depositary of the global securities;

  •
  whether the Debt Warrants will be list on any exchange;

  •
  material United States and Canadian federal income tax consequences of owning the Debt Warrants; and

  •
  any other material terms or conditions of the Debt Warrants.

Rights of Holders Prior to Exercise

        Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares or Debt Securities issuable upon exercise of the Warrants.

Anti-Dilution

        The Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Debt Securities or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares or Debt Securities to which the holder of a Common Share or Debt Security would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Equity Warrants.

Global Securities

        The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

        The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders. The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

        The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Debt Securities, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Company and an Escrow Agent (the "Escrow Agent"), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. A copy of the form of Subscription Receipt Agreement will be filed with Canadian securities regulatory authorities and as an exhibit to the Registration Statement.

        The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

        The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering. All such terms will comply with the requirements of the TSX and Nasdaq relating to Subscription Receipts. If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

        The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

  •
  the designation and aggregate number of Subscription Receipts offered;

  •
  the price at which the Subscription Receipts will be offered;

  •
  the currency or currencies in which the Subscription Receipts will be offered;

  •
  the designation, number and terms of the Common Shares, Debt Securities, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

  •
  the conditions (the "Release Conditions") that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Debt Securities, Warrants or a combination thereof;

  •
  the procedures for the issuance and delivery of Common Shares, Debt Securities, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

  •
  whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Debt Securities, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement, or an amount equal to interest payable by the Company in respect of Debt Securities during the period from the date of issuance of the Subscription Receipts to the date of issuance of the Debt Securities pursuant to the terms of the Subscription Receipt Agreement);

  •
  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  •
  the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Debt Securities, Warrants or a combination thereof pending satisfaction of the Release Conditions;

  •
  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

  •
  if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

  •
  procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  •
  any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  •
  any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

  •
  whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

  •
  whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

  •
  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

  •
  the identity of the Escrow Agent;

  •
  whether the Subscription Receipts will be listed on any exchange;

  •
  material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

  •
  any other terms of the Subscription Receipts.

        The holders of Subscription Receipts will not be shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Debt Securities, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied. If the Release Conditions are not satisfied, Holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

        The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro-rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, Debt Securities or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

        The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares, Debt Securities or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the Common Shares, Debt Securities or Warrants to which the holder of a Common Share, Debt Security or Warrant would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares. Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof. The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares, Debt Securities or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares, Debt Securities or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

        The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares, Debt Securities or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares, Debt Securities or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement. This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

        The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement. The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

        The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders. The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

PLAN OF DISTRIBUTION

General

        The Company may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices. The Company may only offer and sell the Securities pursuant to a Prospectus Supplement during the 25-month period that this Prospectus, including any amendments hereto, remains effective. The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters' compensation and any discounts or concessions allowed or re-allowed or paid to dealers. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters or Dealers

        If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased. The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities. Any such fee or commission will be paid out of the general corporate funds of the Company.

        If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell such Securities to the dealers as principals. The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

        The Securities may also be sold through agents designated by the Company. Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement. Any such fees or commissions will be paid out of the general corporate funds of the Company. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

        Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser. In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

        Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

        In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

CHANGES TO CONSOLIDATED CAPITALIZATION

        Since September 30, 2008, no changes have occurred to the share and loan capital of the Company on a consolidated basis.

 RISK FACTORS

        Investing in the Securities involves a high degree of risk. Prospective investors in a particular offering of Securities should carefully consider the following risks, as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities. If any of the following risks actually occurs, the Company's business could be materially harmed. The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company's business.

Risks Relating to the Company's Business

Metal Price Fluctuations

        The majority of the Company's revenue is derived from the sale of silver, zinc, and, to a lesser degree, copper, lead and gold, and therefore fluctuations in the price of these commodities represents one of the most significant factors affecting the Company's operations and profitability. The price of silver and other metals are affected by numerous factors beyond the Company's control, including:

  •
  levels of supply and demand;

  •
  global or regional consumptive patterns;

  •
  sales by government holders;

  •
  metal stock levels maintained by producers and others;

  •
  increased production due to new mine developments and improved mining and production methods;

  •
  speculative activities;

  •
  inventory carrying costs;

  •
  availability and costs of metal substitutes;

  •
  international economic and political conditions;

  •
  interest rates;

  •
  currency values; and

  •
  inflation.

        Declining market prices for these metals could materially adversely affect the Company's operations and profitability.

Foreign Operations

        The majority of the Company's current operations are conducted by its subsidiaries in, and all of the Company's current production and revenue is derived from its operations in, Peru, Mexico, Argentina and Bolivia. As the Company's business is carried on in a number of foreign countries, it is exposed to a number of risks and uncertainties, including:

  •
  terrorism and hostage taking;

  •
  military repression;

  •
  expropriation or nationalization without adequate compensation;

  •
  difficulties enforcing judgments obtained in Canadian or United States courts against assets located outside of those jurisdictions;

  •
  labour unrest;

  •
  high rates of inflation;

  •
  changes to royalty and tax regimes;

  •
  extreme fluctuations in currency exchange rates;

  •
  volatile local political and economic developments;

  •
  difficulty with understanding and complying with the regulatory and legal framework respecting the ownership and maintenance of mineral properties, mines and mining operations; and

  •
  difficulty obtaining key equipment and components for equipment.

        Local opposition to mine development projects has arisen in Peru in the past, and such opposition has at times been violent. In particular, in November 2004, approximately 200 farmers attacked and damaged the La Zanja exploration camp located in Santa Cruz province, Peru, which was owned by Compania de Minas Buenaventura and Newmont Mining Corporation. One person was killed and three injured during the protest. There can be no assurance that such local opposition will not arise in the future with respect to the Company's foreign operations. If the Company were to experience resistance or unrest in connection with its foreign operations, it could have a material adverse effect on the Company's operations or profitability.

        In late 2005, a national election in Bolivia resulted in the emergence of a left-wing government. This has caused some concerns amongst foreign companies doing business in Bolivia due to the government's policy objective of nationalizing the oil and gas industries. There is no certainty the government will not take steps to implement such measures targeting the mining industry. Risks of doing business in Bolivia include being subject to higher taxes, and mining royalties, some of which have already been proposed or threatened, revision of contracts and threatened expropriation of assets, all of which could have a material adverse impact on the Company's operations or profitability.

Governmental Regulation

        The Company's operations, exploration and development activities are subject to extensive Canadian, United States, Peruvian, Mexican, Argentinean, Bolivian and other foreign federal, state, provincial, territorial and local laws and regulations governing various matters, including:

  •
  environmental protection;

  •
  management and use of toxic substances and explosives;

  •
  management of natural resources;

  •
  exploration, development of mines, production, and post-closure reclamation;

  •
  exports;

  •
  price controls;

  •
  taxation;

  •
  mining royalties;

  •
  labour standards and occupational health and safety, including mine safety; and

  •
  historic and cultural preservation.

        The costs associated with compliance with these laws and regulations are substantial and possible future laws and regulations, changes to existing laws and regulations (including the imposition of higher taxes and mining royalties which have been implemented or threatened in the countries in which the Company does business) or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of the Company's operations and delays in the development of its properties. Moreover, these laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from the environmental, health and safety impacts of the Company's past and current operations, or possibly even those actions of parties from whom the Company acquired its mines or properties, and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions. It is difficult to strictly comply with all regulations imposed on the Company. The Company retains competent and well trained individuals and consultants in jurisdictions in which it does business, however, even with the application of considerable skill the Company may inadvertently fail to comply with certain laws. Such events can lead to financial restatements, fines, penalties, and other material negative impacts on the Company.

Obtaining and Renewing of Government Permits

        In the ordinary course of business, the Company is required to obtain and renew governmental permits for the operation and expansion of existing operations or for the development, construction and commencement of new operations. Obtaining or renewing the necessary governmental permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings on the Company's part. The duration and success of the Company's efforts to obtain and renew permits are contingent upon many variables not within its control including the interpretation of applicable requirements implemented by the permitting authority. The Company may not be able to obtain or renew permits that are necessary to its operations, or the cost to obtain or renew permits may exceed what the Company believes it can recover from a given property once in production. Any unexpected delays or costs associated with the permitting process could delay the development or impede the operation of a mine, which could adversely impact the Company's operations and profitability.

Compliance with Local Laws and Standards

        In some of the countries in which the Company operates, failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests. Any such loss, reduction or imposition of partners could have a material adverse impact on the Company's operations or business.

Ownership and Operating Hazards and Risks

        The ownership, operation and development of a mine or mineral property involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include:

  •
  environmental hazards;

  •
  industrial accidents, explosions and third party accidents;

  •
  the encountering of unusual or unexpected geological formations;

  •
  ground fall and cave-ins;

  •
  flooding;

  •
  earthquakes; and

  •
  periodic interruptions due to inclement or hazardous weather conditions.

        These occurrences could result in:

  •
  environmental damage and liabilities;

  •
  work stoppages, delayed production and resultant losses;

  •
  increased production costs;

  •
  damage to, or destruction of, mineral properties or production facilities and resultant losses;

  •
  personal injury or death and resultant losses;

  •
  asset write downs;

  •
  monetary losses;

  •
  claims for compensation of loss of life and or damages by third parties in connection with accidents (for loss of life and or damages and related pain and suffering) that occur on company property, and punitive awards in connection with those claims; and

  •
  other liabilities.

        Liabilities that the Company incur may exceed the policy limits of its insurance coverage or may not be insurable, in which event the Company could incur significant costs that could adversely impact its business, operations, profitability or value.

Exploration and Development Risks

        The long-term operation of the Company's business and its profitability is dependent, in part, on the cost and success of its exploration and development programs. Mineral exploration and development involves a high degree of risk and few properties that are explored are ultimately developed into producing mines. There is no assurance that the Company's mineral exploration and development programs will result in any discoveries of bodies of commercial mineralization. There is also no assurance that even if commercial quantities of mineralization are discovered that a mineral property will be brought into commercial production. Development of the Company's mineral properties will follow only upon obtaining satisfactory exploration results. Discovery of mineral deposits is dependent upon a number of factors, not the least of which is the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit once discovered is also dependent upon a number of factors, some of which are the particular attributes of the deposit (such as size, grade and proximity to infrastructure), metal prices and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection. Most of the above factors are beyond the control of the Company. As a result, there can be no assurance that the Company's acquisition, exploration and development programs will yield new reserves to replace or expand current reserves. Unsuccessful exploration or development programs could have a material adverse impact on the Company's operations and profitability.

Uncertainty in the Calculation of Mineral Reserves, Resources and Silver and Base Metal Recovery

        There is a degree of uncertainty attributable to the calculation of mineral reserves and mineral resources and corresponding grades being mined or dedicated to future production. Until mineral reserves or mineral resources are actually mined and processed, the quantity of mineral and reserve grades must be considered as estimates only. In addition, the quantity of mineral reserves and mineral resources may vary depending on, among other things, metal prices. Any material change in quantity of mineral reserves, mineral resources, grade or stripping ratio may affect the economic viability of the

Company's properties. In addition, there can be no assurance that silver recoveries or other metal recoveries in small scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production, or that the existing known and experienced recoveries will continue.

Infrastructure

        Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay exploitation and or development of the Company's projects. If adequate infrastructure is not available in a timely manner, there can be no assurance that the exploitation and or development of the Company's projects will be commenced or completed on a timely basis, if at all; the resulting operations will achieve the anticipated production volume, or the construction costs and ongoing operating costs associated with the exploitation and or development of the Company's advanced projects will not be higher than anticipated. In addition, unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect the Company's operations and profitability.

        The equipment on site at the Morococha property, particularly the Amistad plant, is old and may require higher capital investment than the Company has estimated.

Smelter Supply Arrangements

        The zinc, lead and copper concentrates produced by the Company are sold through long-term supply arrangements to metal traders or integrated mining and smelting companies. Should any of these counterparties not honour supply arrangements, or should any of them become insolvent, the Company may incur losses for products already shipped and be forced to sell its concentrates in the spot market or it may not have a market for its concentrates and therefore its future operating results may be materially adversely impacted. Further, there can be no assurance that the Company will be able to renew agreements to sell concentrates when the existing agreements expire, or that the Company's concentrates will meet the qualitative requirements of existing or future concentrate agreements or the requirements of buyers.

Environmental Hazards

        All phases of the Company's operations are subject to environmental regulation in the various jurisdictions in which it operates. Environmental legislation in all of the jurisdictions in which the Company operates is evolving in a manner which will require stricter standards and will be subject to increased enforcement, fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Changes in environmental regulation, if any, may adversely impact the Company's operations and profitability. In addition, environmental hazards may exist on the Company's properties which are currently unknown to the Company. The Company may be liable for losses associated with such hazards, or may be forced to undertake extensive remedial cleanup action or to pay for governmental remedial cleanup actions, even in cases where such hazards have been caused by previous or existing owners or operators of the property, or by the past or present owners of adjacent properties or natural conditions. The costs of such cleanup actions may have a material adverse impact on the Company's operations and profitability.

        Responsibility for construction of a water treatment plant for the Kingsmill Tunnel and tailings mitigation program at Huascacocha Lake, near the Morococha mine, has been apportioned by Water Management Consultants Inc. in environmental studies among the Morococha mine and mining companies operating neighbouring projects. The proposed development of the Toromocho Project by Peru Copper Inc. ("Peru Copper") adds another party with an interest in the Kingsmill Tunnel water. There can be no guarantee that the Company's proportionate share of the costs of such environmental projects will not change and this may affect cash flow from Morococha operations.

Reclamation Obligations

        Reclamation requirements vary depending on the location of the property and the managing governmental agency, but they are similar in that they aim to minimize long-term effects of mining exploitation and exploration disturbance by requiring the operating company to control possible deleterious effluents and to re-establish to some degree pre-disturbance land forms and vegetation. The Company is actively providing for or has carried out any required reclamation activities on its properties. Any significant environmental issues that may arise, however, could lead to increased reclamation expenditures and have a material adverse impact on the Company's financial resources.

        In accordance with an August 15, 2005 Supreme Decree of the Peruvian Government, the Company has submitted closure plans to the Peruvian Ministry of Mines for three of its Peruvian mines. Review comments have been received from the Ministry for each of the three mine closure plans submitted. The Company is currently reviewing and addressing these comments.

Trading Activities

        At September 30, 2008, the Company had sold forward 6,442 tonnes of zinc at a weighted average price of $2,466 per tonne and committed an additional 1,050 tonnes to option contracts, which have the effect of ensuring zinc prices of between $2,500 and $2,871 for that quantity. In addition, the Company had sold forward 215 tonnes of lead at a weighted average price of $2,200 per tonne and committed an additional 3,000 tonnes to option contracts, which have the effect of ensuring lead prices of between $1,920 and $2,144 for that quantity. The forward sales and option commitments for zinc and lead represent approximately 16% and 17% of the Company's forecast payable zinc and lead production, respectively, over the following 15 months. At September 30, 2008, the three-month price for zinc and lead were $1,680 and $1,830 per tonne, respectively, and the mark-to-market value on open positions for both zinc and lead was an unrealized gain of $6.2 million.

        Approximately one-third of the Company's operating and capital expenditures are denominated in local currencies other than the US dollar. These expenditures are exposed to fluctuations in US dollar exchange rates relative to the local currencies. From time to time, the Company mitigates part of this currency exposure by entering into contracts designed to fix or limit the Company's exposure to changes in the value of local currencies relative to US dollars. In anticipation of operating expenditures in Peruvian nuevos soles ("PEN") and Mexican pesos ("MXN"), the Company has entered into foreign currency contracts with an aggregated nominal value of PEN $76.0 million settling between October 2008 and December of 2009 at an average PEN/US$ exchange rate of 2.83 and contracts with an aggregated nominal value of MXN $19.5 million settling between October 2008 and December of 2009 at an average MXN/US$ exchange rate of 10.61. At September 30, 2008, the unrealized mark-to-market value of the Company's position was a loss of $4.8 million.

        On October 2, 2008 the Company entered into additional foreign currency contracts with an aggregated nominal value of MXN $22.0 million at MXN/US$ exchange rates between 10.6 and 12.00, settling between January and December 2009.

        In addition, the Company may experience losses if a counterparty fails to purchase under a contract when the contract price exceeds the spot price of a commodity. The Company's current policy is to not hedge the price of silver and therefore it is fully exposed to fluctuations in the price of silver.

        From time to time, the Company may invest in equity securities of other companies. Just as investing in the Company is inherent with risks such as those set out in this Prospectus, by investing in other companies the Company will be exposed to the risks associated with owning equity securities and those risks inherent in the investee companies.

Employee Recruitment, Retention and Human Error

        Recruiting and retaining qualified personnel is critical to the Company's success. The Company is dependent on the services of key executives including the Company's President and Chief Executive Officer and other highly skilled and experienced executives and personnel focused on managing the Company's interests. The number of persons skilled in acquisition, exploration and development of mining properties is limited and competition for such persons is intense. As the Company's business activity grows, the Company will require additional key financial, administrative and mining personnel as well as additional operations staff. There can be no assurance that the Company will be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increase. If the Company is not successful in attracting, training and retaining qualified personnel, the efficiency of its operations could be impaired, which could have an adverse impact on the Company's future cash flows, earnings, results of operations and financial condition.

        Despite efforts to attract and retain qualified personnel, as well as the retention of qualified consultants, to manage the Company's interests, even when those efforts are successful, people are fallible and human error could result in significant uninsured losses to the Company. These could include loss or forfeiture of mineral claims or other assets for non-payment of fees or taxes, significant tax liabilities in connection with any tax planning effort the Company might undertake and legal claims for errors or mistakes by Company personnel.

Employee Relations

        Certain of the Company's employees and the employees of mining contractors indirectly employed by the Company are represented by unions. The Company has experienced labour strikes and work stoppages in the past. There can be no assurance that the Company will not experience future labour strikes or work stoppages.

Title to Assets cannot be guaranteed and may be subject to third party claims or other defects

        The validity of mining or exploration titles or claims or rights, which constitute most of the Company's property holdings, can be uncertain and may be contested. The Company has used its reasonable commercial efforts to investigate its title or claims to its various properties and, to its knowledge, except where the Company has otherwise identified, those titles or claims are in good standing. However, no assurance can be given that applicable governments will not revoke or significantly alter the conditions of the applicable exploration and mining titles or claims and that such exploration and mining titles or claims will not be challenged or impugned by third parties. The Company operates in countries with developing mining laws and changes in such laws could materially impact the Company's rights to its various properties or interests therein.

        Although the Company has received title opinions for those material properties in which it has an material interest (or if it has not been able to obtain such opinions, has made a determination to accept the risks associated with the subject property which determination the Company believes is reasonable in the circumstances), there is no guarantee that title to such properties will not be challenged or impugned. The Company has not conducted surveys of all the claims in which it holds direct or indirect interests and therefore, the precise area and location of such claims may be in doubt. The Company's properties may be subject to prior unregistered liens, agreements or transfers, native land claims or undetected title defects.

        According to Peruvian law, legal rights applicable to mining concessions are different and separate from legal rights applicable to surface lands; accordingly, under Peruvian law, title holders of mining concessions must agree with surface land owners on compensation for damages that may be suffered as a result of mining activities.

        The Company does not hold ownership title to most of the surface lands in the areas that overlie its mining concessions comprising the Morococha property, nor in the areas where administration and operations are taking place therein. Most of these rights were previously held by Centromin S.A. ("Centromin"). In May 2003, Centromin granted an Easement, Usufruct and Superficiary Rights Agreement in favour of Empresa Minera Natividad S.A. (which merged with the Company's subsidiary, Argentum, in 2005) in respect of these surface lands.

        In May 2008, Peru Copper (promoter of the Toromocho disseminated copper system) acquired certain surface rights from Centromin covering the main Morococha area that had been reserved for the Toromocho project by the Government of Peru. In addition, Peru Copper acquired rights including surface lands in the Morococha area where the Morococha mine administration and operations are taking place, as well as certain underground areas. Certain of the underground areas acquired by Peru Copper would also provide the Company with easier and less costly underground access to some areas of the Morococha concessions.

        Since 2005, the Company, with the opposition of Centromin (currently, Activos Mineros S.A.), has engaged in administrative and judicial proceedings to obtain legal title to surface lands and underground access that may comprise part of the rights recently acquired by Peru Copper from Centromin. These actions have not been definitively resolved.

        Peru Copper may begin development of the Toromocho project and there is no assurance that Peru Copper will not take action and seek to extinguish the rights granted under the May 2003 Easement, Usufruct and Superficiary Rights Agreement, thereby impeding use of these surface lands and underground rights at the Morococha property. In said circumstances, the Company may be forced to incur potentially significant costs and expenses in order to acquire and/or obtain surface and underground rights at the Morococha property, and could ultimately be required to cease certain operations at the Morococha property altogether if such surface lands and underground rights cannot be obtained for reasonable consideration.

        The Company acquired its interest in the Manantial Espejo project on the understanding that while strict compliance with the mining law had not occurred, prior owners had reached an agreement with the mining authorities to bring the property, to the extent possible under existing law, into compliance. With respect to the required minimum expenditure threshold originally applicable to Barrick Gold Corp.'s operations at Manantial Espejo, the Company was able to secure a different expenditure threshold with the Argentine government. Until recently, although the Company had always complied with the terms of this agreement, it could never be certain that the original non-compliance of previous owners would not impair title to the properties. On March 23, 2006 the Argentine government approved the Environmental Impact Statement submitted to it by the Company, effectively authorizing construction of the mine. While management of the Company believes that this approval waives a significant amount of uncertainty and confirms the government recognizes and will abide by the Company's title to the properties, there can be no guarantee.

Acquisitions

        An element of the Company's business strategy is to make selected acquisitions. For example, the Company completed the acquisition of Corner Bay Silver Inc. in February 2003, the acquisition of Argentum and the Morococha mine in August 2004, the acquisition from Silver Standard Resources Inc. in 2006 of that Company's 50% interest in the Manantial Espejo project and in May 2007 a 40% interest in the San Vicente mine. The Company expects to continue to evaluate acquisition opportunities on a regular basis and intends to pursue those opportunities that it believes are in its long-term best interests. The success of the Company's acquisitions will depend upon the Company's ability to effectively manage the operations of entities it acquires and to realize other anticipated benefits. The process of managing acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of management resources. There can be no assurance that the Company will be able to successfully manage the operations of businesses it acquires or that the anticipated benefits of its acquisitions will be realized.

Competition for New Properties

        Mines have limited lives, and as a result, the Company continually seeks to replace and expand reserves through the acquisition of new properties. In addition, there is a limited supply of desirable mineral lands available in areas where the Company would consider conducting exploration and/or production activities. Because the Company faces strong competition for new properties from other mining companies, some of which have greater financial resources than it does, the Company may be unable to acquire attractive new mining properties on terms that it considers acceptable. Competition in the mining business for limited sources of capital could adversely impact the Company's ability to acquire and develop suitable silver mines, silver developmental projects, silver producing companies or properties having significant exploration potential. As a result, there can be no assurance that the Company's acquisition and exploration programs will yield new mineral reserves to replace or expand current mineral reserves.

Shortages of Critical Parts, Equipment and Skilled Labour may impact operations and development projects

        The Company's ability to acquire critical resources such as input commodities, drilling equipment, tires and skilled labour due to increased worldwide demand, may cause unanticipated cost increases and delays in delivery times, thereby impacting operating costs, capital expenditures and production schedules.

Foreign Exchange Rate Fluctuations

        Fluctuations in currency exchange rates, particularly the weakening or strengthening of the U.S. dollar (being the currency in which the Company's products are sold) against the Canadian dollar (used to pay corporate head office costs), the Peruvian sol, the Mexican peso, the Argentinean peso and the Bolivian boliviano (being the currencies in which a significant portion of the Company's capital and operating costs are incurred), could have a significant effect on the Company's results of operations. From time to time, the Company engages in trading activities in connection with foreign currency requirements in order to minimize the effect of strengthening of foreign currencies on the Company's operating results.

Developments regarding aboriginal and indigenous peoples

        The Company operates in areas inhabited by aboriginal and indigenous people. Developing laws and movements respecting the acquisition of lands and other rights from such people and communities may alter decades old arrangements made by prior owners of the Company's mines and properties or even those made by the Company in more recent years. The Company has used commercially reasonable efforts in its dealing with all aboriginal and indigenous people to ensure all agreements are entered into in accordance with the laws governing aboriginal and indigenous peoples and their communities but there is no guarantee that future laws and actions will not have a material adverse effect on the Company's financial position, cash flow and results of operations.

Community Action

        In recent years communities and non-governmental organizations ("NGO's") have become more vocal and active with respect to mining activities at or near their communities. These communities and NGO's have taken such actions as, road closures, work stoppages, and law suits for damages. These actions relate not only to current activities but often in respect of decades old mining activities by prior owners of mining properties. Such actions by communities and NGO's may have a material adverse effect on the Company's financial position, cash flow and results of operations.

The Company may fail to achieve and maintain the adequacy of internal control over financial reporting as per the requirements of the Sarbanes-Oxley Act

        The Company documented and tested during its most recent fiscal year, its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act ("SOX"). SOX requires an annual assessment by management and an independent assessment by the Company's independent auditors of the effectiveness of the Company's internal control over financial reporting. The Company may fail to achieve and maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented, or amended from time to time, and the Company may not be able to ensure that it can conclude on an ongoing basis that it has effective internal controls over financial reporting in accordance with Section 404 of SOX. The Company's failure to satisfy the requirements of Section 404 of SOX on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm the Company's business and negatively impact the trading price of its common shares or market value of its other securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company's operating results or cause it to fail to meet its reporting obligations. There can be no assurance that the Company will be able to remediate material weaknesses, if any, identified in future periods, or maintain all of the controls necessary for continued compliance, and there can be no assurance that the Company will be able to retain sufficient skilled finance and accounting personnel, especially in light of the increased demand for such personnel among publicly traded companies. Future acquisitions of companies may provide the Company with challenges in implementing the required processes, procedures and controls in its acquired operations. Acquired companies may not have disclosure controls and procedures or internal control over financial reporting that are as thorough or effective as those required by securities laws currently applicable to the Company.

        No evaluation can provide complete assurance that the Company's internal control over financial reporting will detect or uncover all failures of persons within the Company to disclose material information otherwise required to be reported. The effectiveness of the Company's control and procedures could also be limited by simple errors or faulty judgments. In addition, as the Company continues to expand, the challenges involved in implementing appropriate internal controls over financial reporting will increase and will require that the Company continue to improve its internal controls over financial reporting. Although the Company intends to devote substantial time and incur costs, as necessary, to ensure ongoing compliance, the Company cannot be certain that it will be successful in complying with Section 404.

Claims and Legal Proceedings

        The Company is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business activities, including claims relating to ex-employees. Each of these matters is subject to various uncertainties and it is possible that some of these matters may be resolved unfavourably to the Company. The Company carries liability insurance coverage and establishes provisions for matters that are probable and can be reasonably estimated. In addition, the Company may be involved in disputes with other parties in the future that may result in litigation, which may result in a material adverse impact on the Company's financial position, cash flow and results of operations.

Risks Relating to Securities Offerings

Enforcing Civil Liabilities in the United States

        The Company is organized under the laws of the Province of British Columbia, and its principal executive office is located in British Columbia. Many of the Company's directors, controlling persons, officers and the experts named in this Prospectus are residents of Canada and a substantial portion of their assets and a majority of the Company's assets are located outside the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon the directors, controlling persons, officers and the experts who are not residents of the United States or to enforce against them judgments of United States courts based upon civil liability under the federal securities laws of the United States. There is doubt as to the enforceability in Canada against the Company or against any of its directors, controlling persons, officers or experts who are not residents of the United States, of original actions or actions for enforcement of judgments of United States courts of liabilities based solely upon the federal securities laws of the United States.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        The auditors of the Company are Deloitte & Touche LLP, Four Bentall Centre, 2800 - 1055 Dunsmuir Street, Vancouver, British Columbia, V7X 1P4.

        The transfer agent and registrar for the Common Shares of the Company is Computershare Trust Company of Canada at its principal offices in Vancouver and Toronto.

EXPERTS

        Information relating to the Company's mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports prepared by Michael Steinmann, Martin Wafforn, Donald Earnest, Andrew Sharp and Douglas Maxwell and has been included in reliance on such persons' expertise. Each of Michael Steinmann, Martin Wafforn, Donald Earnest, Andrew Sharp and Douglas Maxwell is a qualified person as such term is defined in NI 43-101.

        None of Michael Steinmann, Martin Wafforn, Donald Earnest, Andrew Sharp and Douglas Maxwell, each being persons who have prepared or supervised the preparation of reports relating to the Company's mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company. As at the date hereof, the aforementioned persons and persons at the companies specified above who participated in the preparation of such reports, as a group, beneficially own, directly or indirectly, less than 1% of the Company's outstanding common shares.

        The auditors of the Company are Deloitte & Touche LLP, Chartered Accountants, of Vancouver, British Columbia. Deloitte & Touche LLP, Chartered Accountants, report that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC. Deloitte & Touche LLP is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at December 31, 2007 and 2006 have been audited by Deloitte & Touche LLP and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

 LEGAL MATTERS

        Certain legal matters related to the Securities offered by this Prospectus will be passed upon on the Company's behalf by Borden Ladner Gervais LLP, with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP, with respect to matters of United States law. As of the date of this Prospectus, the partners and associates of Borden Ladner Gervais LLP, as a group, beneficially own, directly or indirectly less than 1% of the Company's outstanding common shares.

DOCUMENTS FILED AS PART OF THE U.S. REGISTRATION STATEMENT

        The following documents have been filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (1) the documents referred to under the heading "Documents Incorporated by Reference", (2) the consent of Deloitte & Touche LLP, (3) powers of attorney from certain directors and officers of the Company, (4) the consents of certain "qualified persons" under NI 43-101, being Michael Steinmann, Martin Wafforn, Donald Earnest, Andrew Sharp and Douglas Maxwell and (5) a form of Trust Indenture.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification.

        Section 160 of the Business Corporations Act (British Columbia) (the "BCBCA") authorizes a company to indemnify past and present directors and officers of the company and past and present directors and officers of a corporation of which the company is or was a shareholder, against liabilities incurred in connection with the provision of their services as such if the director or officer acted honestly and in good faith with a view to the best interests of the company and, in the case of a criminal or administrative proceeding, if he or she had reasonable grounds for believing that his or her conduct was lawful. Section 165 of the BCBCA provides that a company may purchase and maintain liability insurance for the benefit of such directors and officers.

        In accordance with the BCBCA, the Articles of the Registrant provide that the Registrant will indemnify its directors, former directors, Secretary or Assistant Secretary, and may indemnify its officers, employees or agents and those of its subsidiaries, and directors and former directors of its subsidiaries, and each of their respective heirs and representatives, against all losses, charges and expenses howsoever incurred by them as a result of their actions in such capacities. The Registrant has entered into agreements with each of its directors confirming this indemnity. The failure of a director or officer of the Registrant to comply with the provisions of the BCBCA or the Registrant's Memorandum or Articles, however, will invalidate any indemnity which he or she is entitled to.

        A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in the indemnity provisions under the Articles and the BCBCA.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exhibits

        The following exhibits have been filed as part of the Registration Statement:

Exhibit No.	Description

4.1	Annual information form of the Registrant for the fiscal year ended December 31, 2007, dated March 31, 2008 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2007, filed with the Commission on March 31, 2008).
4.2
Audited comparative consolidated financial statements of the Registrant and the notes thereto for the financial year ended December 31, 2007, together with the report of the auditors thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2007, filed with the Commission on March 31, 2008).
4.3
Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2007 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2007, filed with the Commission on March 31, 2008).
4.4
Management information circular of the Registrant dated April 10, 2008, prepared in connection with the annual meeting of shareholders of the Registrant held on May 13, 2008 (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on April 10, 2008).
4.5
Unaudited comparative financial statements of the Registrant and the notes thereto for the three and nine months ended September 30, 2008 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on November 14, 2008).
4.6
Supplemental financial information relating to the reconciliation of the Company's unaudited interim consolidated financial statement for the three and nine months ended September 30, 2008 and 2007 to U.S. GAAP in accordance with Item 18 of Form 20-F, furnished to the Commission on January 6, 2009 (incorporated by reference to the Registrant's report on Form 6-K, furnished to the Commission on January 6, 2009).
4.7
Management's discussion and analysis of the financial condition and results of operations of the Registrant for the three and nine months ended September 30, 2008 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on November 14, 2008).
4.8
Material change report dated February 21, 2008, relating to the disclosure of the Registrant's unaudited financial and operating results for the fourth quarter and fiscal year ended December 31, 2007 and providing an update on production, operations and outlook for 2008. (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on February 21, 2008).
5.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants.
5.2*	Consent of Michael Steinmann.
5.3*	Consent of Martin Wafforn.
5.4*	Consent of Donald Earnest.
5.5*	Consent of Andrew Sharp.
5.6*	Consent of Douglas Maxwell.

Exhibit No.	Description

6.1*	Powers of Attorney.
7.1*	Form of Indenture.

* Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.

Item 2.    Consent to Service of Process.

  (a)
  The Registrant has previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  Pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, the Registrant will designate Computershare Trust Company of Canada as Canadian Trustee under the indenture included as exhibit 7.1 hereto. Concurrently with the filing of the indenture as an exhibit to this Registration Statement, Computershare Trust Company of Canada filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (c)
  Pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, the Registrant will designate at a later date a U.S. trustee under the indenture included as exhibit 7.1 hereto, and will file at such later date an application for determining such U.S. trustee's eligibility under the Trust Indenture Act of 1939, as amended.

  (d)
  Any change to the name or address of the Registrant's or Computershare Trust Company of Canada's agent for service of process shall be communicated promptly to the Commission by an Amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, British Columbia, Canada on January 20, 2009.

PAN AMERICAN SILVER CORP.
By:	/s/ GEOFFREY A. BURNS
Geoffrey A. Burns President and Chief Executive Officer

III-2

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated, on January 20, 2009.

Signature	Title

/s/ GEOFFREY A. BURNS	Geoffrey A. Burns President and Chief Executive Officer, Director (Principal Executive Officer)
*	A. Robert Doyle Chief Financial Officer (Principal Financial Officer)
*	Ross J. Beaty Chairman of the Board of Directors
*	William A. Fleckenstein Director
*	Michael Larson Director
*	Michael J.J. Maloney Director
*	Robert P. Pirooz General Counsel, Secretary, and Director
*	Paul B. Sweeney Director
*	David C. Press Director

By:	/s/ GEOFFREY A. BURNS
Geoffrey A. Burns Attorney-in-Fact

III-3

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, in the City of Vancouver, British Columbia, Canada on January 20, 2009.

PAN AMERICAN MINERALS INC. (Authorized Representative)
By:	/s/ GEOFFREY A. BURNS
Name: Geoffrey A. Burns Title: Authorized Signatory

III-4

EXHIBIT INDEX

Exhibit No.	Description

4.1	Annual information form of the Registrant for the fiscal year ended December 31, 2007, dated March 31, 2008 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2007, filed with the Commission on March 31, 2008).
4.2
Audited comparative consolidated financial statements of the Registrant and the notes thereto for the financial year ended December 31, 2007, together with the report of the auditors thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2007, filed with the Commission on March 31, 2008).
4.3
Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2007 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2007, filed with the Commission on March 31, 2008).
4.4
Management information circular of the Registrant dated April 10, 2008, prepared in connection with the annual meeting of shareholders of the Registrant held on May 13, 2008 (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on April 10, 2008).
4.5
Unaudited comparative financial statements of the Registrant and the notes thereto for the three and nine months ended September 30, 2008 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on November 14, 2008).
4.6
Supplemental financial information relating to the reconciliation of the Company's unaudited interim consolidated financial statement for the three and nine months ended September 30, 2008 and 2007 to U.S. GAAP in accordance with Item 18 of Form 20-F, furnished to the Commission on January 6, 2009 (incorporated by reference to the Registrant's report on Form 6-K, furnished to the Commission on January 6, 2009).
4.7
Management's discussion and analysis of the financial condition and results of operations of the Registrant for the three and nine months ended September 30, 2008 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on November 14, 2008).
4.8
Material change report dated February 21, 2008, relating to the disclosure of the Registrant's unaudited financial and operating results for the fourth quarter and fiscal year ended December 31, 2007 and providing an update on production, operations and outlook for 2008. (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on February 21, 2008).
5.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants.
5.2*	Consent of Michael Steinmann.
5.3*	Consent of Martin Wafforn.
5.4*	Consent of Donald Earnest.
5.5*	Consent of Andrew Sharp.
5.6*	Consent of Douglas Maxwell.

III-5

Exhibit No.	Description

6.1*	Powers of Attorney.
7.1*	Form of Indenture.

* Previously filed.

III-6